EXHIBIT 12
STATE STREET CORPORATION
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

		Three Months Ended March 31,	Years Ended December 31,
(Dollars in millions)		2016	2015	2014	2013	2012	2011
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$430	$2,298	$2,437	$2,666	$2,747	$2,518
Share of pre-tax income (loss) of unconsolidated entities		(147)	(700)	(10)	1	(15)	37
Fixed charges		76	321	318	365	370	462
Adjusted earnings	(A)	$359	$1,919	$2,745	$3,032	$3,102	$3,017
Interest on short-term borrowings		$—	$7	$6	$60	$73	$96
Interest on long-term debt, including amortization of debt issuance costs		55	219	206	184	176	241
Portion of long-term leases representative of the interest factor(1)		21	95	106	121	121	125
Preferred stock dividends and related adjustments(2)		42	112	61	33	39	27
Fixed charges and preferred stock dividends	(B)	$118	$433	$379	$398	$409	$489
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, excluding interest on deposits	(A)/(B)	3.05 x	4.43x	7.24x	7.62x	7.58x	6.17x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$430	$2,298	$2,437	$2,666	$2,747	$2,518
Share of pre-tax income (loss) of unconsolidated entities		(147)	(700)	(10)	1	(15)	37
Fixed charges		114	418	416	458	536	682
Adjusted earnings	(C)	$397	$2,016	$2,843	$3,125	$3,268	$3,237
Interest on short-term borrowings and deposits		$38	$104	$104	$153	$239	$316
Interest on long-term debt, including amortization of debt issuance costs		55	219	206	184	176	241
Portion of long-term leases representative of the interest factor(1)		21	95	106	121	121	125
Preferred stock dividends and related adjustments(2)		42	112	61	33	39	27
Fixed charges and preferred stock dividends	(D)	$156	$530	$477	$491	$575	$709
Consolidated ratios of adjusted earnings to combined fixed charges and preferred stock dividends, including interest on deposits	(C)/(D)	2.55 x	3.80x	5.96x	6.36x	5.68x	4.57x
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(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.
(2) Preferred dividends and related adjustments, including accretion, were adjusted to represent pre-tax earnings that would be required to cover dividend and accretion requirements.

STATE STREET CORPORATION
Ratios of Earnings to Fixed Charges

		Three Months Ended March 31,	Years Ended December 31,
(Dollars in millions)		2016	2015	2014	2013	2012	2011
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$430	$2,298	$2,437	$2,666	$2,747	$2,518
Share of pre-tax income (loss) of unconsolidated entities		(147)	(700)	(10)	1	(15)	37
Fixed charges		76	321	318	365	370	462
Adjusted earnings	(A)	$359	$1,919	$2,745	$3,032	$3,102	$3,017
Interest on short-term borrowings		$—	$7	$6	$60	$73	$96
Interest on long-term debt, including amortization of debt issuance costs		55	219	206	184	176	241
Portion of long-term leases representative of the interest factor(1)		21	95	106	121	121	125
Fixed charges	(B)	$76	$321	$318	$365	$370	$462
Consolidated ratios of adjusted earnings to fixed charges, excluding interest on deposits	(A)/(B)	4.72 x	5.98x	8.63x	8.31x	8.38x	6.53x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$430	$2,298	$2,437	$2,666	$2,747	$2,518
Share of pre-tax income (loss) of unconsolidated entities		(147)	(700)	(10)	1	(15)	37
Fixed charges		114	418	416	458	536	682
Adjusted earnings	(C)	$397	$2,016	$2,843	$3,125	$3,268	$3,237
Interest on short-term borrowings and deposits		$38	$104	$104	$153	$239	$316
Interest on long-term debt, including amortization of debt issuance costs		55	219	206	184	176	241
Portion of long-term leases representative of the interest factor(1)		21	95	106	121	121	125
Fixed charges	(D)	$114	$418	$416	$458	$536	$682
Consolidated ratios of adjusted earnings to fixed charges, including interest on deposits	(C)/(D)	3.48 x	4.82x	6.83x	6.82x	6.10x	4.75x

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(1) The interest factor on long-term operating leases represented a reasonable approximation of the appropriate portion of operating lease expense considered to be representative of interest. The interest factor on long-term capital leases represented the amount recorded as interest expense in our consolidated statement of income.